SECURITIES PURCHASE AGREEMENT

BY AND AMONG

MJ HARVEST, INC.

AND

SMC CATHEDRAL CITY HOLDINGS, LLC

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS AND INTERPRETATION 1

SECTION 1.01 DEFINITIONS 1
SECTION 1.02 INTERPRETIVE PROVISIONS. 3

ARTICLE II. PURCHASE AND SALE; AGREEMENTS 3

SECTION 2.01 PURCHASE AND SALE. 3
SECTION 2.02 DELIVERABLES AT CLOSING. 4
SECTION 2.03 CLOSING. 4
SECTION 2.04 USE OF PROCEEDS. 4

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY 4

SECTION 3.01 AUTHORIZATION OF TRANSACTIONS. 4
SECTION 3.02 GOVERNMENTAL APPROVALS; NON-CONTRAVENTION; COMPANY OPERATIONS. 5
SECTION 3.03 CAPITALIZATION; GOVERNING DOCUMENTS. 6
SECTION 3.04 ISSUANCE OF CONVERSION SHARES. 6
SECTION 3.05 ACKNOWLEDGMENT OF DILUTION. 6
SECTION 3.06 SEC DOCUMENTS; FINANCIAL STATEMENTS. 7
SECTION 3.07 ABSENCE OF CERTAIN CHANGES. 7
SECTION 3.08 ABSENCE OF LITIGATION. 7
SECTION 3.09 INTELLECTUAL PROPERTY. 8
SECTION 3.10 NO MATERIALLY ADVERSE CONTRACTS, ETC. 8
SECTION 3.11 TAX STATUS. 8
SECTION 3.12 DISCLOSURE. 8
SECTION 3.13 ACKNOWLEDGMENT REGARDING BUYER'S PURCHASE OF NOTE. 8
SECTION 3.14 NO INTEGRATED OFFERING. 9
SECTION 3.15 PERMITS; COMPLIANCE. 9
SECTION 3.16 TITLE TO PROPERTY. 9
SECTION 3.17 INSURANCE. 9
SECTION 3.18 INTERNAL ACCOUNTING CONTROLS. 10
SECTION 3.19 FOREIGN CORRUPT PRACTICES. 10
SECTION 3.20 SOLVENCY. 10
SECTION 3.21 NO INVESTMENT COMPANY. 10
SECTION 3.22 NO OFF BALANCE SHEET ARRANGEMENTS. 10
SECTION 3.23 NO DISQUALIFICATION EVENTS. 10
SECTION 3.24 MANIPULATION OF PRICE. 11
SECTION 3.25 BANK HOLDING COMPANY ACT. 11
SECTION 3.26 ILLEGAL OR UNAUTHORIZED PAYMENTS; POLITICAL CONTRIBUTIONS. 11
SECTION 3.27 NO BROKERS. 11

ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER 11

SECTION 4.01 AUTHORIZATION OF TRANSACTIONS. 11
SECTION 4.02 GOVERNMENTAL APPROVALS; NON-CONTRAVENTION. 12
SECTION 4.03 INVESTMENT REPRESENTATIONS. 12

SECTION 4.04 BROKERS....13

ARTICLE V. COVENANTS AND ADDITIONAL AGREEMENTS....13

SECTION 5.01 LISTING....13
SECTION 5.02 CORPORATE EXISTENCE....13
SECTION 5.03 NO INTEGRATION....13
SECTION 5.04 BREACH OF COVENANTS....13
SECTION 5.05 COMPLIANCE WITH EXCHANGE ACT....13
SECTION 5.06 ACKNOWLEDGEMENT REGARDING BUYER'S TRADING ACTIVITY....13
SECTION 5.07 LEGAL COUNSEL OPINIONS....13
SECTION 5.08 TRANSFER AGENT INSTRUCTIONS....14
SECTION 5.09 PAYMENT SET ASIDE....15
SECTION 5.10 INFORMATION....15
SECTION 5.11 PUBLICITY....15
SECTION 5.12 FURTHER ASSURANCES....16

ARTICLE VI. REGISTRATION RIGHTS....16

SECTION 6.01 PIGGY-BACK REGISTRATION....16
SECTION 6.02 COSTS AND EXPENSES....17
SECTION 6.03 REGISTRATION RIGHTS INDEMNIFICATION....18

ARTICLE VII. INDEMNIFICATION....19

SECTION 7.01 GENERAL INDEMNIFICATION....19
SECTION 7.02 PROCEDURES FOR INDEMNIFICATION....20
SECTION 7.03 PAYMENT....20
SECTION 7.04 EFFECT OF KNOWLEDGE ON INDEMNIFICATION....20

ARTICLE VIII. MISCELLANEOUS....20

SECTION 8.01 NOTICES....20
SECTION 8.02 ATTORNEYS' FEES....21
SECTION 8.03 AMENDMENTS; NO WAIVERS; NO THIRD-PARTY BENEFICIARIES....21
SECTION 8.04 EXPENSES....22
SECTION 8.05 FURTHER ASSURANCES....22
SECTION 8.06 SUCCESSORS AND ASSIGNS; BENEFIT....22
SECTION 8.07 GOVERNING LAW; ETC....22
SECTION 8.08 SURVIVAL....23
SECTION 8.09 RESOLUTION OF DISPUTES....23
SECTION 8.10 SEVERABILITY....24
SECTION 8.11 ENTIRE AGREEMENT....24
SECTION 8.12 SPECIFIC PERFORMANCE....24
SECTION 8.13 CONSTRUCTION....24
SECTION 8.14 COUNTERPARTS....25

Exhibits

Exhibit A Secured Convertible Promissory Note
Exhibit B Pledge and Security Agreement
Exhibit C Irrevocable Transfer Agent Instructions

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this "Agreement") is entered into as of May 11, 2022 (the "Closing Date"), by and among, MJ Harvest, Inc., a Nevada corporation (the "Company") and SMC Cathedral City Holdings, LLC, a Delaware limited liability company ("Buyer"). The Company and the Buyer may be collectively referred to herein as the "Parties" and individually as a "Party".

WHEREAS, the Company desires to issue and sell to the Buyer a secured convertible promissory note of the Company on the terms set forth herein and the Buyer wishes to purchase such secured convertible promissory note on the terms and conditions provided for herein and the Parties desire to undertake the other actions and enter into the other agreements as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I. DEFINITIONS AND INTERPRETATION

Section 1.01 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms, as used herein, have the following meanings:

(a) "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly Controls, is Controlled by or is under common Control with, the specified Person.

(b) "Business Day" means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Nevada generally are authorized or required by Law or other governmental actions to close.

(c) "Common Stock" means the common stock, par value $0.0001 per share, of the Company.

(d) "Contract" means any contract, commitment, understanding or agreement (whether oral or written).

(e) "Control" means (a) the possession, directly or indirectly, of the power to vote 10% or more of the securities or other equity interests of a Person having ordinary voting power, (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, by contractor otherwise, or (c) being a director, officer, executor, trustee or fiduciary (or their equivalents) of a Person or a Person that controls such Person.

(f) "Excluded Law" means any Law which is a United States Federal Law specifically relating to cannabis.

(g) "Governmental Entity" means any federal, state, municipal, local or foreign government and any court, tribunal, arbitral body, administrative agency, department, subdivision, entity, commission or other governmental, government appointed, quasi-governmental or regulatory authority, reporting entity or agency, domestic, foreign or supranational.

(h) "Law" means any applicable foreign, federal, state or local law (including common law),

statute, treaty, rule, directive, regulation, ordinances and similar provisions having the force or effect of law or an Order of any Governmental Entity.

(i) "Liabilities" means liabilities, obligations or responsibilities of any nature whatsoever, whether direct or indirect, matured or un-matured, fixed or unfixed, known or unknown, asserted or un asserted, choate or inchoate, liquidated or unliquidated, secured or unsecured, absolute, contingent or otherwise, including any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost or expense.

(j) "Lien" means, with respect to any property or asset, any lien, security interest, mortgage, pledge, charge, claim, lease, agreement, right of first refusal, option, limitation on transfer or use or assignment or licensing, restrictive easement, charge or any other restriction of any kind, and any conditional sale or voting agreement or proxy, and including any restriction on the ownership, use, voting, transfer, possession, receipt of income or other exercise of any attributes of ownership, in respect of such property or asset, and any agreement to give any of the foregoing.

(k) "Losses" means any losses, damages, deficiencies, Liabilities, assessments, fines, penalties, judgments, actions, claims, costs, disbursements, fees, expenses or settlements of any kind or nature, including legal, accounting and other professional fees and expenses.

(l) "Material Adverse Effect" means any material adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the Transactions.

(m) "Order" means any judgment, writ, decree, determination, award, compliance agreement, settlement agreement, injunction, ruling, charge, judicial or administrative order, determination or other restriction of any Governmental Entity or arbitrator.

(n) "Person" means a natural person, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(o) "Principal Market" shall mean the principal securities exchange or trading market where such Common Stock is listed or traded, including but not limited to any tier of the OTC Markets, any tier of the NASDAQ Stock Market (including NASDAQ Capital Market), or the NYSE American, or any successor to such markets.

(p) "SEC" means the United States Securities and Exchange Commission.

(q) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulation promulgated thereunder.

(r) "Securities" means the Note and any of the shares of Common Stock that may be issued upon any conversion of the Note.

(s) "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(t) "Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

(u) "Transaction Documents" means this Agreement, the Note, the Security Agreement, the TA Instructions and any other agreement, document, certificate or writing delivered or to be delivered in connection with this Agreement and any other document related to the transactions contemplated in or related to the forgoing, including, without limitation, those delivered at the Closing.

(v) "Transactions" means the purchase and sale of the Note and the other transactions contemplated under the Transaction Documents.

Section 1.02 Interpretive Provisions. Unless the express context otherwise requires, the words "hereof," "herein," and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement; terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa; the terms "Dollars" and "$" mean United States Dollars, unless otherwise specified herein; references herein to a specific Section, Subsection, Recital or Exhibit shall refer, respectively, to Sections, Subsections, Recitals or Exhibits of this Agreement; wherever the word "include," "includes," or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation"; references herein to any gender shall include each other gender; references herein to any Person shall include such Person's heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 1.02 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement; references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; references herein to any contract or agreement (including this Agreement) mean such contract or agreement as amended, supplemented or modified from time to time in accordance with the terms thereof; with respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; references herein to any Law or any license mean such Law or license as amended, modified, codified, reenacted, supplemented or superseded in whole or in part, and in effect from time to time; and references herein to any Law shall be deemed also to refer to all rules and regulations promulgated thereunder.

Article II. PURCHASE AND SALE; AGREEMENTS

Section 2.01 Purchase and Sale.

(a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to Buyer a secured convertible promissory note of the Company in the form as attached hereto as Exhibit A (the "Note") in the aggregate principal amount of $2,317,198 for a purchase price of $1,500,000 (the "Purchase Price"), reflecting an $817,198 original issue discount.

(b) The Parties acknowledge and agree that the sum of $971,000 has already been delivered by the Buyer to the Company, and is represented by that certain Secured Promissory Note dated as of March 28, 2022 issued by the Company to an Affiliate of the Buyer (the "Prior Note"), and therefore at the Closing, the remaining amount of the Purchase Price to be paid by the Holder to the Company is $529,000, and provided that the Parties further acknowledge and

agree that Buyer shall be entitled to retain from such amount the fees and costs of Buyer's counsel related to the Transaction Documents and the Transactions, and therefore the net amount payable to the Company at the Closing shall be $529,000 less such fees and costs (the "Remaining Purchase Price").

(c) Effective as of the Closing, the Prior Note shall be deemed null and void and of no further force or effect, and shall be deemed replaced by the Note.

Section 2.02 Deliverables at Closing.

(a) At the Closing, the Company shall deliver to the Buyer:

(i) a copy of the Note, duly executed by an authorized officer of the Company;

(ii) a copy of the Pledge and Security Agreement in the form as attached hereto as Exhibit B (the "Security Agreement"), duly executed by an authorized officer of the Company; and

(iii) a copy of the Irrevocable Transfer Agent Instructions, in the form as attached hereto as Exhibit C (the "TA Instructions"), duly executed by an authorized officer of the Company and by Pacific Stock Transfer, the Company's transfer agent.

(b) At the Closing, Buyer shall deliver to the Company:

(i) The Remaining Purchase Price via a check payable to the Company or wire transfer pursuant to the wire transfer instructions as provided by the Company to Buyer;

(ii) a copy of the Note, duly executed by the Manager of the Buyer;

(iii) a copy of the Security Agreement duly executed by the Manager of the Buyer; and

(iv) a copy of the TA Instructions, duly executed by the Manager of the Buyer.

Section 2.03 Closing. On the terms set forth herein, the closing of the Transactions (the "Closing") shall take place by conference call and electronic communication (i.e., emails/pdf) or facsimile, with exchange of original signatures to follow by mail, on the Closing Date.

Section 2.04 Use of Proceeds. The Company covenants and agrees that it shall utilize the Purchase Price for general corporate purposes.

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that the following representations and warranties contained in this Article III are true and correct as of the Closing Date:

Section 3.01 Authorization of Transactions. The Company is a corporation duly authorized and in good standing in the State of Nevada and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of the Company. The Transaction Documents to which

the Company is a party have been duly and validly executed and delivered by The Company. Each Transaction Document to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies, and excluding the application of any Excluded Laws.

Section 3.02 Governmental Approvals; Non-contravention; Company Operations.

(a) No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity or Person is necessary for the execution, delivery or performance by the Company of this Agreement or any other Transaction Document to which the Company is a party.

(b) The execution, delivery and performance by the Company of the Transaction Documents to which the Company is a party, and the consummation by the Company of the Transactions, (including, without limitation, the issuance and reservation for issuance of the Conversion Shares (as defined in the Note)) do not and will not (i) violate or conflict with any Law (other than any Excluded Law) or Order applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or to which the Company may be subject (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect), (ii) constitute a violation or breach of, be in conflict with, constitute or create (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, modification, cancellation or acceleration) of any obligation under any Contract to which the Company is a party or to which the Company is subject or by which the Company's properties, assets or rights are bound or violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, note, evidence of indebtedness, indenture, patent, patent license or instrument to which the Company or any of its Subsidiaries is a party, or; (iii) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws of the Company, or (iv) result in the creation or imposition of any Lien upon any of the rights, properties or assets of the Company.

(c) Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(d) The businesses of the Company and its Subsidiaries, if any, are not being conducted, and

shall not be conducted so long as the Buyer owns any of the Securities, in violation of any Law (other than any Excluded Law). Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement and the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and, upon conversion of the Note, issue Conversion Shares. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to Closing Date. The Company is not in violation of the listing requirements of the Principal Market and does not reasonably anticipate that the Common Stock will be delisted by the Principal Market in the foreseeable future. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 3.03 Capitalization; Governing Documents. As of December 30, 2021, the authorized capital stock of the Company consists of: 100,000,00 authorized shares of Common Stock, of which 33,068,952 shares were issued and outstanding, and 5,000,000 authorized shares of preferred stock, of which no shares were issued and outstanding. All of such outstanding shares of capital stock of the Company and the Conversion Shares, are, or upon issuance will be, duly authorized, validly issued, fully paid and non-assessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any Liens or encumbrances imposed through the actions or failure to act of the Company. As of the Closing Date, other than as publicly announced prior to such date and reflected in the SEC Documents (as defined below) (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of any of the Securities. The Company has furnished to the Buyer true and correct copies of the Company's Articles of Incorporation as in effect on Closing Date and the Company's By-laws, as in effect on Closing Date, and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

Section 3.04 Issuance of Conversion Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes and Liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

Section 3.05 Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect of the Conversion Shares to the Common Stock upon the conversion of the Note. The Company further acknowledges that its obligation to issue, upon conversion of the

Note, the Conversion Shares, are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

Section 3.06 SEC Documents; Financial Statements. Since October 2, 2019, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (all of the foregoing filed from October 2, 2019 and prior to Closing Date and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior Closing Date). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 2021 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company. The Company is subject to the reporting requirements of the Exchange Act. The Company has not been a "shell company" as described in Rule 144(i)(1)(i) since at least October 2, 2019.

Section 3.07 Absence of Certain Changes. Since November 30, 2021, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations, prospects or Exchange Act reporting status of the Company or any of its Subsidiaries.

Section 3.08 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The SEC Documents contain a complete list and summary description of any pending or, to the knowledge of the Company, threatened proceeding against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

Section 3.09 Intellectual Property. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights ("Intellectual Property") necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company's knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). To the best of the Company's knowledge, the Company's or its Subsidiaries' current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

Section 3.10 No Materially Adverse Contracts, Etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company's officers has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Company's officers has or is expected to have a Material Adverse Effect.

Section 3.11 Tax Status. The Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. None of the Company's tax returns is presently being audited by any taxing authority.

Section 3.12 Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company's reports filed under the Exchange Act are being incorporated into an effective registration statement filed by the Company under the Securities Act).

Section 3.13 Acknowledgment Regarding Buyer's Purchase of Note. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of arm's length purchaser

with respect to this Agreement and the Transactions. The Company further acknowledges that the Buyer is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the Transactions and any statement made by the Buyer or any of its respective representatives or agents in connection with this Agreement and the Transactions is not advice or a recommendation and is merely incidental to the Buyer's purchase of the Note or receipt of any of the Securities. The Company further represents to the Buyer that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

Section 3.14 No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

Section 3.15 Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since November 30, 2021, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect. Notwithstanding the forgoing, the Parties acknowledge and agree that the Company and each of its Subsidiaries may not be in compliance with any Excluded Law, and the Company is giving no representations or warranties with respect to the compliance by the Company and each of its Subsidiaries with any such Excluded Law.

Section 3.16 Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all Liens, encumbrances and defects except as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

Section 3.17 Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the

Company will provide to the Buyer true and correct copies of all policies relating to directors' and officers' liability coverage, errors and omissions coverage, and commercial general liability coverage.

Section 3.18 Internal Accounting Controls. Other than as disclosed in the SEC Documents, the Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 3.19 Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

Section 3.20 Solvency. The Company (after giving effect to the Transactions) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature. The Company's financial statements for its most recent fiscal year end and interim financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Section 3.21 No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement and the other Transaction Documents will not be, an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

Section 3.22 No Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

Section 3.23 No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an "Issuer Covered Person") is subject to any of the "Bad Actor" disqualifications

described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a "Disqualification Event"), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

Section 3.24 Manipulation of Price. The Company has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

Section 3.25 Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the "BHCA") and to regulation by the Board of Governors of the Federal Reserve System (the "Federal Reserve"). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

Section 3.26 Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

Section 3.27 No Brokers. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the Transactions. The Company acknowledges and agrees that neither the Buyer nor its employee(s), member(s), beneficial owner(s), or partner(s) solicited the Company to enter into this Agreement and consummate the Transactions.

Article IV. REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to the Company that the following statements contained in this Article IV are true and correct as of the Closing Date:

Section 4.01 Authorization of Transactions. Buyer is a limited liability company, duly qualified under the laws of the State of Delaware, and has the requisite power and capacity to execute and deliver the Transaction Documents to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Buyer of the applicable Transaction Documents and the consummation of the Transactions have been duly and validly authorized by all requisite action on the part of Buyer. The Transaction Documents to which Buyer is a party have

been duly and validly executed and delivered by Buyer. Each Transaction Document to which Buyer is a party constitutes the valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its terms and conditions, except to the extent enforcement thereof may be limited by applicable bankruptcy, insolvency or other Laws affecting the enforcement of creditors' rights or by the principles governing the availability of equitable remedies.

Section 4.02 Governmental Approvals; Non-contravention.

(a) No consent, Order, action or non-action of, or filing, notification, declaration or registration with, any Governmental Entity is necessary for the execution, delivery or performance by Buyer of this Agreement or any other Transaction Document to which Buyer is a party.

(b) The execution, delivery and performance by Buyer of the Transaction Documents to which Buyer is a party, and the consummation by Buyer of the Transactions, do not violate any Laws or Orders to which Buyer is subject or violate, breach or conflict with any provision of Buyer's organizational documents.

Section 4.03 Investment Representations.

(a) Buyer understands and agrees that the consummation of this Agreement including the delivery of the Note as contemplated hereby constitute the offer and sale of securities under the Securities Act and applicable state statutes and that the Note is being acquired for Buyer's own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the Securities Act.

(b) Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) At no time was Buyer presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer. Buyer is not purchasing the Note as a result of any "general solicitation" or "general advertising," as such terms are defined in Regulation D under the Securities Act, which includes, but is not limited to, any advertisement, article, notice or other communication regarding the Note published in any newspaper, magazine or similar media or on the internet or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(d) Buyer is acquiring the Note for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in the Note. Further, Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Note.

(e) Buyer, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Note, and has so evaluated the merits and risks of such investment.

(f) Buyer understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Note or the suitability of the investment in the Note nor have such authorities passed upon or endorsed the merits of the Transactions.

Section 4.04 Brokers. Buyer has not engaged any investment banker, finder, broker or sales agent or any other Person in connection with the origin, negotiation, execution, delivery or performance of any Transaction Document to which it is a party, or the Transactions.

Article V. COVENANTS AND ADDITIONAL AGREEMENTS

Section 5.01 Listing. The Company will, until the Note is extinguished, maintain the listing and trading of its Common Stock on the Principal Market or any equivalent replacement exchange or electronic quotation system (including but not limited to the OTC Pink level of the OTC Markets) and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority ("FINRA") and such exchanges, as applicable.

Section 5.02 Corporate Existence. The Company will, so long as the Buyer beneficially owns any of the Securities, maintain its corporate existence and shall not sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where the surviving or successor entity in such transaction (i) assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading or quotation on the Principal Market, any tier of the NASDAQ Stock Market, the New York Stock Exchange or the NYSE MKT.

Section 5.03 No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the Securities Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

Section 5.04 Breach of Covenants. The Company acknowledges and agrees that if the Company breaches any of the covenants set forth in this Agreement, in addition to any other remedies available to the Buyer pursuant to this Agreement, it will be considered an "Event of Default" under the Note.

Section 5.05 Compliance with Exchange Act. For so long as the Buyer beneficially owns the Note, the Company shall comply with the reporting requirements of the Exchange Act; and the Company shall continue to be subject to the reporting requirements of the Exchange Act.

Section 5.06 Acknowledgement Regarding Buyer's Trading Activity. Until the Note is fully repaid or fully converted, the Buyer shall not effect any "short sale" (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock which establishes a net short position with respect to the Common Stock.

Section 5.07 Legal Counsel Opinions. Upon the request of the Buyer from to time to time, the Company shall be responsible (at its cost) for promptly supplying to the Company's transfer agent and the Buyer a customary legal opinion letter of its counsel (the "Legal Counsel Opinion") to the

effect that the resale of the Conversion Shares by the Buyer or its affiliates, successors and assigns is exempt from the registration requirements of the Securities Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the Securities Act for resale pursuant to an effective registration statement) or other applicable exemption (provided the requirements of such other applicable exemption are satisfied). In addition, the Buyer may (at the Company's cost) at any time secure its own legal counsel to issue the Legal Counsel Opinion, and the Company will instruct its transfer agent to accept such opinion.

Section 5.08 Transfer Agent Instructions. On the Closing Date, the Company shall issue irrevocable instructions to the Company's transfer agent to issue certificates and/or issue shares electronically at the Buyer's option, registered in the name of the Buyer or its nominee, upon conversion of the Note, for the Conversion Shares, in such amounts as specified from time to time by the Buyer to the Company in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). In the event that the Company proposes to replace its transfer agent, the Company shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of Common Stock in the Reserved Amount (as defined in the Note)) signed by the successor transfer agent to the Company and the Company. Prior to registration of the Conversion Shares under the Securities Act or the date on which the Conversion Shares may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of Conversion Shares as of a particular date that can then be immediately sold, all such certificates or book entry shares shall bear the restrictive legend specified in the Note. The Company warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5.08 will be given by the Company to its transfer agent and that the Conversion Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Note; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring or issuing (electronically or in certificated form) any certificate for Conversion Shares to be issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and this Agreement; (iii) it will not fail to remove (or direct its transfer agent not to remove or impair, delay, and/or hinder its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares issued to the Buyer upon conversion of or otherwise pursuant to the Note as and when required by the Note and/or this Agreement and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within 6 hours of each conversion of the Note. Nothing in this Section shall affect in any way the Buyer's obligations and agreement set forth in the Note to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Conversion Shares. If the Buyer provides the Company, at the cost of the Company, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Conversion Shares may be made without registration under the Securities Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Conversion Shares can be sold pursuant to 144, Rule 144A, Regulation S, or other applicable exemption, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Buyer. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer, by vitiating the intent and purpose of the Transactions. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5.08 may be inadequate and agrees, in the event of a breach or threatened breach by the Company

of the provisions of this Section 5.08, that the Buyer shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 5.09 Payment Set Aside. To the extent that the (i) Company makes a payment or payments to the Buyer hereunder, pursuant to the Note, or pursuant to any other agreement, certificate, instrument or document contemplated hereby or thereby, or (ii) the Buyer enforces or exercises its rights hereunder, pursuant to the Note, or pursuant to any other agreement, certificate, instrument or document contemplated hereby or thereby, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof (including but not limited to the sale of the Securities) are for any reason (i) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (ii) are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then (i) to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred and (ii) the Company shall immediately pay to the Buyer a dollar amount equal to the amount that was for any reason (i) subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, or disgorged by the Buyer, or (ii) required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person or entity under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action).

Section 5.10 Information. The Buyer and its advisors, for so long as the Note remains outstanding will continue to be furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which may be requested by the Buyer or its advisors. The Buyer and its advisors, for so long as the Note remains outstanding will continue to be afforded the opportunity to ask questions of the Company regarding its business and affairs. Notwithstanding the foregoing, the Company has not disclosed to the Buyer any material nonpublic information regarding the Company or otherwise and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyer. Neither such inquiries nor any other due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer's right to rely on the Company's representations and warranties contained in Article III. In the event that the Company at any time following the Effective Date has any need to disclose material nonpublic information regarding the Company to the Buyer for any purpose in connection with the Transaction Documents and the Transactions, the Company will notify the Buyer, prior to disclosure of any information, that such information may constitute material nonpublic information regarding the Company, and the Company may disclose such material nonpublic information regarding the Company to the Buyer if and when Buyer has consented in writing to the receipt thereof.

Section 5.11 Publicity. The Company, and the Buyer shall have the right to review a reasonable period of time before issuance of any press releases, SEC, Principal Market or FINRA filings, or any other public statements with respect to the Transactions; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or SEC, Principal Market (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Buyer shall be consulted

by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon). The Parties acknowledge and agree that the Company will be required to file a Form 8-K with the SEC with respect to the Transactions and the Transaction Documents.

Section 5.12 Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the Transactions.

Article VI. REGISTRATION RIGHTS

Section 6.01 Piggy-Back Registration.

(a) If at any time on or after the date of the Closing the Company proposes to file any Registration Statement under the Securities Act (a "Registration Statement") with respect to any offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for shareholders of the Company for their account (or by the Company and by shareholders of the Company), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan on Form S-8, (ii) for a dividend reinvestment plan or (iii) in connection with a merger or acquisition, then the Company shall (x) give written notice of such proposed filing to the holders of Conversion Shares appearing on the books and records of the Company as such a holder as soon as practicable but in no event less than ten (10) days before the anticipated filing date of the Registration Statement, which notice shall describe the amount and type of securities to be included in such Registration Statement, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (y) offer to the holders of Conversion Shares in such notice the opportunity to register the sale of such number of Conversion Shares as such holders may request in writing within three (3) days following receipt of such notice (a "Piggy-Back Registration"). The Company shall cause such Conversion Shares to be included in such registration and shall cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Conversion Shares requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Conversion Shares in accordance with the intended method(s) of distribution thereof (with the understanding that the Company shall file the initial prospectus covering the Buyer's sale of the Conversion Shares on the same date that the Registration Statement is declared effective by the SEC).

(b) Any holder of Conversion Shares may elect to withdraw such holder's request for inclusion of Conversion Shares in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Conversion Shares in connection with such Piggy-Back Registration as provided

in Section 6.02.

(c) The Company shall notify the holders of Conversion Shares at any time when a prospectus relating to such holder's Conversion Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. At the request of such holder, the Company shall also prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of the Conversion Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The holders of Conversion Shares shall not to offer or sell any Conversion Shares covered by the Registration Statement after receipt of such notification until the receipt of such supplement or amendment.

(d) The Company may request a holder of Conversion Shares to furnish the Company such information with respect to such holder and such holder's proposed distribution of the Conversion Shares pursuant to the Registration Statement as the Company may from time to time reasonably request in writing or as shall be required by law or by the SEC in connection therewith, and such holders shall furnish the Company with such information.

Section 6.02 Costs and Expenses. All fees and expenses incident to the performance of or compliance with this Article VI by the Company shall be borne by the Company whether or not any Conversion Shares are sold pursuant to a Registration Statement. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses of the Company's counsel and independent registered public accountants) (A) with respect to filings made with the SEC, (B) with respect to filings required to be made with any trading market on which the Common Stock is then listed for trading, (C) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Conversion Shares) and (D) with respect to any filing that may be required to be made by any broker through which a holder of Conversion Shares intends to make sales of Conversion Shares with the FINRA, (ii) printing expenses, (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) fees and expenses of all other persons or entities retained by the Company in connection with the consummation of the transactions contemplated by this Article VI and (vii) reasonable fees and disbursements of a single special counsel for the holders of Conversion Shares (selected by holders of the majority of the Conversion Shares requesting such registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated in this Article VI (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Conversion Shares on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker or similar commissions of any holder of Conversion Shares.

Section 6.03 Registration Rights Indemnification.

(a) The Company and its successors and assigns shall indemnify and hold harmless the Buyer, each holder of Conversion Shares, the officers, directors, members, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each of them, each individual or entity who controls the Buyer or any such holder of Conversion Shares (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, members, stockholders, partners, agents and employees (and any other individuals or entities with a functionally equivalent role of a person holding such titles, notwithstanding a lack of such title or any other title) of each such controlling individual or entity (each, a "Registration Rights Indemnified Party"), to the fullest extent permitted by applicable Law, from and against any and Losses as incurred, arising out of or relating to (1) any untrue or alleged untrue statement of a material fact contained in a Registration Statement, any related prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any such prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading or (2) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any state securities Law, or any rule or regulation thereunder, in connection with the performance of its obligations under this Article VI, except to the extent, but only to the extent, that (i) such untrue statements or omissions are based upon information regarding the Buyer or such holder of Conversion Shares furnished to the Company by such party for use therein. The Company shall notify the Buyer and each holder of Conversion Shares promptly of the institution, threat or assertion of any proceeding arising from or in connection with the transactions contemplated by this Article VI of which the Company is aware.

(b) If the indemnification under Section 6.03(a) is unavailable to an Registration Rights Indemnified Party or insufficient to hold an Registration Rights Indemnified Party harmless for any Losses, then the Company shall contribute to the amount paid or payable by such Registration Rights Indemnified Party, in such proportion as is appropriate to reflect the relative fault of the Company and Registration Rights Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company and Registration Rights Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, the Company or the Registration Rights Indemnified Party, and the parties' relative intent knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include any reasonable attorneys' or other fees or expenses incurred by such party in connection with any proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 6.03(a) was available to such party in accordance with its terms. It is agreed that it would not be just and equitable if contribution pursuant to this Section 6.03(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding sentence.

Notwithstanding the provisions of this Section 6.03(b), neither the Buyer nor any holder of Conversion Shares shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such party from the sale of all of their Conversion Shares pursuant to such Registration Statement or related prospectus exceeds the amount of any damages that such party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(c) The indemnification obligations of the Company set forth in this Section 6.03 shall apply separately and independently of the indemnification obligations set forth in Article VII, and the provisions of Article VII, other than those provisions set forth in Section 7.04, shall not apply to any indemnification pursuant to this Section 6.03.

Article VII. INDEMNIFICATION

Section 7.01 General Indemnification.

(a) Buyer agrees to indemnify, defend and hold harmless the Company and its Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, a "Company Indemnified Party"), from and against any and all Losses incurred or suffered by any Company Indemnified Party arising out of, based upon or resulting from any breach of any representation or warranty of the Buyer herein or breach by the Buyer of, or any failure of the Buyer to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement or the Transaction Documents by the Buyer, other than for any Losses to the extent such Losses are caused by (A) the breach by the Company of representation or warranty of the Company in this Agreement, or any failure of the Company to perform any of its covenants, agreements or obligations contained in or made pursuant to this Agreement or (B) any action by the Buyer in violation of any applicable Law.

(b) The Company agrees to indemnify, defend and hold harmless the Buyer and its Affiliates and each of their respective directors, officers, managers, partners, employees, agents, equity holders, successors and assigns (each, a "Buyer Indemnified Party"), from and against any and all Losses incurred or suffered by any Buyer Indemnified Party arising out of, based upon or resulting from (i) any breach of any representation or warranty of the Company herein or breach by the Company of, or any failure of the Company to perform, any of the covenants, agreements or obligations contained in or made pursuant to this Agreement or the Transaction Documents by the Company; or (ii) any cause of action, suit or claim brought or made against such Buyer Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (1) the execution, delivery, performance or enforcement of this Agreement or any of the other Transaction Documents, (2) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (3) the status of the Buyer or holder of the Securities as an investor in the Company pursuant to the Transactions, other than for any Losses to the extent such Losses are caused by (A) the breach by the Buyer of representation or warranty of the Buyer in this Agreement, or any failure of the Buyer to perform any of its covenants, agreements or obligations contained in or made pursuant to this Agreement or (B) any action by the Buyer in violation of any applicable Law.

(c) The Party obligated to provide indemnification hereunder shall be referred to as the

"Indemnified Party", and the applicable Company Indemnified Party or Buyer Indemnified Party shall be referred to herein as the "Indemnified Party".

Section 7.02 Procedures for Indemnification. In the event that an Indemnified Party shall incur or suffer any Losses in respect of which indemnification may be sought under this Article VII against the Indemnifying Party, the Indemnified Party shall assert a claim for indemnification by providing a written notice (the "Notice of Loss") to the Indemnifying Party stating the nature and basis of such indemnification. The Notice of Loss shall be provided to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware that it has incurred or suffered a Loss.

Section 7.03 Payment. Upon a determination of liability under this Article VII the Indemnifying Party shall pay or cause to be paid to the Indemnified Party the amount so determined within five (5) Business Days after the date of such determination. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Agreement, the Indemnifying Party shall nevertheless pay when due such portion, if any, of the obligation that is not subject to dispute. Upon the payment in full of any amounts due under this Article VII with respect to any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any Person with respect to the subject matter of such claim. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable Law.

Section 7.04 Effect of Knowledge on Indemnification. The right to indemnification, reimbursement or other remedy based upon any representations, warranties, covenants and obligations set forth in this Agreement shall not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based upon the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, shall not affect the right to indemnification, reimbursement or other remedy based upon such representations, warranties, covenants or obligations.

Article VIII. MISCELLANEOUS

Section 8.01 Notices.

(a) Any notice or other communications required or permitted hereunder shall be in writing and shall be sufficiently given if personally delivered to it or sent by email, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

if to the Company, to:

MJ Harvest, Inc.
Attn: Patrick Bilton
9205 W. Russell Road, Suite 240
Las Vegas, Nevada 89139
Email: patrick@mjhi.com

If to the Buyer, to:

SMC Cathedral City Holdings, LLC
Attn: Stephen A. MacDonald
3114 Tuxedo Avenue
West Palm Beach, FL 33405
Email: steve@smccontracting.com

With a copy, which shall not constitute notice, to:

Anthony L.G., PLLC
Attn: John Cacomanolis
625 N. Flagler Drive, Suite 600
West Palm Beach, FL 33401
Email: jcacomanolis@anthonypllc.com

(b) Any Party may change its address for notices hereunder upon notice to each other Party in the manner for giving notices hereunder.

(c) Any notice hereunder shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by email with return receipt requested and received and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.02 Attorneys' Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorney's fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.03 Amendments; No Waivers; No Third-Party Beneficiaries.

(a) This Agreement may be amended, modified, superseded, terminated or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by both of the Parties.

(b) Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by another Party shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.

(c) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any Party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a Party waives or otherwise affects any obligation of that Party or impairs any right of the Party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved Party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(d) Notwithstanding anything else contained herein, no Party shall seek, nor shall any Party be liable for, consequential, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

(e) No failure or delay on the part of the Buyer in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies of the Buyer existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 8.04 Expenses. Unless otherwise contemplated or stipulated by a Transaction Document, all costs and expenses incurred in connection with this Agreement shall be paid by the Party incurring such cost or expense.

Section 8.05 Further Assurances. Following the Closing, each Party shall execute and deliver such documents and other papers and take such further action as may be reasonably required to carry out the provisions of the Transaction Documents.

Section 8.06 Successors and Assigns; Benefit. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. The Company shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the Transactions, or to pursue any claim for any breach or default of this Agreement, or any right arising from the Company's due performance of its obligations hereunder, without the prior written consent of the Buyer and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. The Buyer may assign this Agreement and the other Transaction Documents, and its rights and obligations hereunder and thereunder, to any "accredited investor" (as defined in Rule 501(a) of the Securities Act) in a private transaction from the Buyer or to any of its "affiliates," as that term is defined under the Exchange Act, without the consent of the Company. Other than as specifically set forth herein, including in Article VI and Article VII, nothing in this Agreement shall confer on any Person other than the Parties, and their respective successors and assigns, any rights, remedies, obligations, or Liabilities under or by reason of this Agreement.

Section 8.07 Governing Law; Etc.

(a) This Agreement, and all matters based upon, arising out of or relating in any way to the Transactions or the Transaction Documents, including all disputes, claims or causes of action arising out of or relating to the Transactions or the Transaction Documents as well as the interpretation, construction, performance and enforcement of the Transaction Documents, shall be governed by the laws of the United States and the State of Nevada, without regard to any jurisdiction's conflict-of-laws principles.

(b) SUBJECT TO Section 8.09, ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE CONTEMPLATED TRANSACTIONS SHALL BE INSTITUTED SOLELY IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF FLORIDA, IN EACH CASE LOCATED IN PALM BEACH

COUNTY, FLORIDA, AND EACH PARTY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS, THE PERFORMANCE THEREOF OR THE FINANCINGS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.07(c).

(d) Each of the Parties acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective Party and that such Party has discussed the legal consequences and import of this waiver with legal counsel. Each of the Parties further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

Section 8.08 Survival. The representations and warranties in this Agreement shall survive the Closing for a period of 12 months following the time that the Buyer no longer holds any of the Securities, and no claim for indemnification may be made after such time. All covenants and agreements in this Agreement, and such provisions herein as required to give effect to the same, will survive until fully performed; provided, however, that, nothing herein shall prevent a Party from making any claim hereunder, or relieve any other Party from any liability hereunder, after such time for any breach thereof.

Section 8.09 Resolution of Disputes. Except as otherwise provided herein or in any other Transaction Document, all controversies, disputes or actions between the Parties arising out of the Transactions or this Agreement, including their respective Affiliates, owners, officers, directors, agents and employees, arising from or relating to this Agreement shall on demand of either party be submitted for arbitration to in accordance with the rules and regulations of the American Arbitration Association. The arbitration shall be conducted by one arbitrator jointly selected by each Party who is a party to the Dispute, provided, however, that if such Parties are unable to agree on the identity of the arbitrator within 10 Business Days of commencement of efforts to do so, each Party who is a party to the Dispute shall select one arbitrator and the arbitrators so selected shall select a final arbitrator, and the final arbitrator shall conduct the arbitration alone. The Parties agree that, in connection with any such arbitration proceeding, each shall submit or file any claim which

would constitute a compulsory counterclaim (as defined by Rule 13 of the Federal Rules of Civil Procedures) within the same proceeding as the claim to which it relates. Any such claim which is not submitted or filed in such proceeding shall be barred. The arbitrator shall be instructed to use every reasonable effort to perform its services within seven days of request, and, in any case, as soon as practicable. The Parties agree to be bound by the provisions of any limitation on the period of time by which claims must be brought under Nevada law or any applicable federal law. The arbitrator(s) shall have the right to award the relief which he or she deems proper, consistent with the terms of this Agreement, including compensatory damages (with interest on unpaid amounts from due date), injunctive relief, specific performance, legal damages and costs. The award and decision of the arbitrator(s) shall be conclusive and binding on all Parties, and judgment upon the award may be entered in any court of competent jurisdiction. Any right to contest the validity or enforceability of this award shall be governed exclusively by the United States Arbitration Act. The arbitration shall be conducted in West Palm Beach, Florida. The provisions of this Section 8.09 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement.

Section 8.10 Severability. If any provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any Party. Upon such determination that any provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.11 Entire Agreement. The Transaction Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof and thereof.

Section 8.12 Specific Performance. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement, the Note, or any other Transaction Document will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, the Note, or any other Transaction Document and that the Buyer shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement, the Note, or any other Transaction Document and to enforce specifically the terms and provisions hereof and thereof, without the necessity of showing economic loss and without any bond or other security being required.

Section 8.13 Construction. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. In the event of a conflict between language or amounts contained in the body of this Agreement and language or amounts contained in the Exhibits attached hereto, the language or amounts in the body of the Agreement shall control. References to Articles or Sections shall refer to those portions of this Agreement. The use of the terms "hereunder," "hereof," "hereto" and words of similar import shall refer to this Agreement as a whole and not to any particular Article, Section

or clause of or Exhibit to this Agreement.

Section 8.14 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Closing Date.

MJ Harvest, Inc.

By: /s/ Patrick Bilton
Name: Patrick Bilton
Title: Chief Executive Officer

SMC Cathedral City Holdings, LLC

By: /s/ Stephen A. MacDonald
Name: Stephen A. MacDonald
Title: Manager

Agreed and accepted solely for purposes of Section 2.01(c):

/s/ Stephen A. MacDonald
Stephen A. MacDonald

Exhibit A
Secured Convertible Promissory Note

(Attached)

Exhibit B
Pledge and Security Agreement

(Attached)

Exhibit C

Irrevocable Transfer Agent Instructions

(Attached)